Exhibit 4.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of April 28, 2010, among Magellan Health Services, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower who are Subsidiary Guarantors, the lenders party to the Credit Agreement referred to below (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of April 30, 2008, as amended as of November 12, 2008, and as further amended as of April 29, 2009 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Lenders have agreed, subject to the terms and conditions of this Third Amendment, to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.                           Amendments and Agreements with respect to the Credit Agreement.

1.         Schedule V to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule V attached hereto.

2.         The parties hereto acknowledge and agree that (i) the Total Revolving Loan Commitment shall remain in effect on the Third Amendment Effective Date (as hereinafter defined) in the aggregate amount of $80,000,000 (as same may be reduced from time to time after the Third Amendment Effective Date in accordance with the terms of the Credit Agreement) and (ii) the Revolving Loan Commitment of each Lender on the Third Amendment Effective Date shall continue to be as set forth on Schedule I to the Credit Agreement (as each such amount may be adjusted from time to time in accordance with the Credit Agreement).

3.         Section 4.02 of the Credit Agreement is hereby amended by inserting the following new clause (e) immediately after clause (d) thereof:

“(e)     If any Lender becomes a Defaulting Lender at any time that any Letter of Credit is outstanding, the Borrower shall enter into cash collateral arrangements satisfactory to the Administrative Agent and each Issuing Lender no later than ten Business Days after the date the Borrower is notified by the Administrative Agent that such Lender has become a Defaulting Lender pursuant to which the Borrower shall cash collateralize such Defaulting Lender’s RL Percentage of all Letter of Credit Outstandings.”

4.         Section 7.05(a) of the Credit Agreement is hereby amended by inserting the following new sentence immediately after the second sentence thereof:

“The consolidated balance sheet of the Borrower as at December 31, 2009, and the related consolidated statements of income, cash flows and retained earnings of the Borrower for the fiscal year ended December 31, 2009, copies of which have been furnished to the Lenders prior to the Third Amendment Effective Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheet and the consolidated results of the operations of the Borrower for the period covered thereby.”

5.         Section 7.05(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof and inserting the following new first sentence in lieu thereof:

“On and as of (x) the Effective Date and after giving effect to the Transaction, (y) the Second Amendment Effective Date and (z) the Third Amendment Effective Date, and (in each case) after giving effect to all Indebtedness (including the Loans) being issued, incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses.”

6.         Section 7.05(d) of the Credit Agreement is hereby amended by deleting the text therein in its entirety and by inserting the following text in lieu thereof:

“The Third Amendment Projections delivered to the Administrative Agent and the Lenders prior to the Third Amendment Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Third Amendment Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which, except as set forth in the Disclosure Letter, fail to take into account material information known to the Borrower regarding the matters reported therein.  On the Third Amendment Effective Date, the Borrower believes that the Third Amendment Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Third Amendment Projections may differ from the projected results and such differences may be material.”

7.         Section 7.05(e) of the Credit Agreement is hereby amended by replacing the text “December 31, 2008” appearing therein with the text “December 31, 2009”.

8.         Sections 7.14(a) and (b) of the Credit Agreement are hereby amended by deleting the text “Second Amendment Effective Date” in each place such text appears therein and inserting the text “Third Amendment Effective Date” in lieu thereof in each such place.

9.         Section 9.09 of the Credit Agreement is hereby amended by replacing the text “2.50:1.00” appearing therein with the text “2.00:1.00”.

10.      The definitions of “Applicable Commitment Commission Percentage”, “Applicable Margin”, “Lender Default” and “Revolving Loan Maturity Date” appearing in Section 11 of the Credit Agreement are hereby restated in their entirety as follows:

“Applicable Commitment Percentage” shall mean, on any day, (i) for periods prior to the Second Amendment Effective Date, 0.375% per annum, (ii) for periods from and after the Second Amendment Effective Date and prior to the Third Amendment Effective Date, 0.625% per annum, and (iii) for periods from and after the Third Amendment Effective Date, 0.500% per annum.

 “Applicable Margin” shall mean, on any day, with respect to Loans (x) maintained as Eurodollar Loans (i) for periods prior to the Second Amendment Effective Date, 1.00% per annum, (ii) for periods from and after the Second Amendment Effective Date and prior to the Third Amendment Effective Date, 3.25% per annum, and (iii) for periods from and after the Third Amendment Effective Date,  a percentage per annum set forth below under the heading “Eurodollar Loans” and opposite the Applicable Period then in effect, and (y) maintained as Base Rate Loans (i) for periods prior to the Second Amendment Effective Date, 0% per annum, (ii) for periods from and after the Second Amendment Effective Date and prior to the Third Amendment Effective Date, 2.25% per annum, and (iii) for periods from and after the Third Amendment Effective Date, a percentage per annum set forth below under the heading “Base Rate Loans” and opposite the Applicable Period then in effect.

	Applicable Margin
Applicable Period	Eurodollar Loans	Base Rate Loans
Category A Period	2.50%	1.50%
Category B Period	2.75%	1.75%
Category C Period	3.00%	2.00%

“Lender Default” shall mean, as to any Lender, as reasonably determined by the Administrative Agent, that such Lender has (a) wrongfully refused (which has not been retracted) or failed to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c), (b) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (c) notified the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 1.01(a) or (c) in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (b); provided that, for purposes of (and only for purposes of) Section 1.01(b), Section 2.03(c) and Section 4.02(e), the term “Lender Default” shall also include, as to any Lender, (a) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (b) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (c) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has occurred and is continuing, and (d) the failure of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof.

“Revolving Loan Maturity Date” shall mean April 28, 2013.

11.      Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in the correct alphabetical order:

“Applicable Period” shall mean, on any day, the period set forth below then in effect on such day:

Applicable Period	Criteria

Category A Period

The Total Leverage Ratio is less than 1.20:1.00 and the Borrower shall have obtained and be maintaining (A) a Corporate Rating of BBB- or higher from S&P or (B) a Corporate Rating of Baa3 or higher from Moody’s.

Category B Period

The Total Leverage Ratio is less than 1.20:1.00 and the Borrower shall have obtained and be maintaining (A) a Corporate Rating of BB+ or higher from S&P or (B) a Corporate Rating of Ba1 or higher from Moody’s, and a Category A Period is not in effect

Category C Period	Either (A) the Total Leverage Ratio is greater than or equal to 1.20:1.00 or (B) the Borrower shall have obtained and be maintaining (i) a Corporate Rating from S&P of BB or lower or (ii) a Corporate Rating of Ba2 or lower from Moody’s, and a Category A Period or Category B Period is not in effect.

Notwithstanding anything to the contrary set forth above, (i) in the event that the Borrower has obtained Corporate Ratings from both S&P and Moody’s and such Corporate Ratings differ by two or more equivalent ratings levels, for the purposes of the Corporate Ratings component of the Applicable Margin, such component shall be determined by using a Corporate Rating one level below the higher of the two Corporate Ratings obtained, and (ii) in the event that neither S&P nor Moody’s provides a Corporate Rating or there is an Event of Default, the Applicable Period shall be a Category C Period.

“Disclosure Letter” shall mean the Disclosure Letter, dated April 28, 2010, prepared by the Borrower and delivered by the Borrower to each of the Administrative Agent, Citibank, N.A. and Bank of America, N.A. on April 28, 2010.

“Third Amendment” shall mean the Third Amendment to this Agreement, dated as of April 28, 2010, among the Borrower, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

“Third Amendment Projections” shall mean the projections, dated March 1, 2010, prepared by or on behalf of the Borrower in connection with the budget delivered by the Borrower pursuant to and in accordance with Section 8.01(d) of this Agreement, as such “Third Amendment Projections” were delivered to each of the Administrative Agent, Citibank, N.A. and Bank of America, N.A. on March 1, 2010.

II.       Miscellaneous Provisions.

1.         In order to induce the Lenders to enter into this Third Amendment, the Borrower hereby represents and warrants that:

(i)        no Default or Event of Default exists as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Third Amendment on such date;

(ii)       all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Third Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(iii)      each Credit Party has the corporate, partnership or limited liability partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Third Amendment and has taken all necessary corporate, partnership or limited liability partnership action, as the case may be, to authorize the execution, delivery and performance by it of this Third Amendment, and each Credit Party has duly executed and delivered this Third Amendment, and this Third Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)      neither the execution, delivery or performance by any Credit Party of this Third Amendment, nor compliance by it with the terms and provisions thereof, (i) will contravene or violate any provision of any applicable law, statute, rule or regulation (including, without limitation, any Health Care Law) or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any portion of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will contravene or violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries;

(v)       no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Third Amendment Effective Date and which remain in full force and effect on the Third Amendment Effective Date), or exemption by, any governmental or public body or authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of this Third Amendment or (ii) the legality, validity, binding effect or enforceability of this Third Amendment; and

(vi)      no Loans are outstanding on the Third Amendment Effective Date.

2.         Each Credit Party acknowledges and agrees that the Credit Agreement (as amended by this Third Amendment) and each other Credit Document to which such Credit Party is a party, and all Obligations thereunder are valid and enforceable against the Borrower and the Subsidiary Guarantors (as applicable) in every respect and all of the terms and conditions thereof are legally binding upon the Borrower and the Subsidiary Guarantors (as applicable), in each case all without offset, counterclaims or defenses of any kind and that each of the waiver of claims and defenses granted by each Credit Party under the Credit Documents to which such Credit Party is a party is reaffirmed and ratified.

3.         By executing and delivering a counterpart hereof, each Credit Party hereby agrees that all Loans, Letters of Credit and other Obligations (in each case, under each Credit Document) shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

4.         This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

5.         This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

6.         THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.

7.         This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)        the Borrower, each Subsidiary Guarantor and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention:  Lara Cahan (facsimile number: 212-354-8113 / e-mail address: Lara.Cahan@ny.whitecase.com);

(ii)       the Borrower and its Subsidiaries shall have no outstanding preferred equity, Indebtedness or contingent liabilities, except as shall be permitted under the Credit Agreement;

(iii)      all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with this Third Amendment (and the payment of all fees, costs and expenses in connection herewith) and the other transactions contemplated hereby shall have been obtained and remain in effect;

(iv)      there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any Credit Document or this Third Amendment or the transactions contemplated hereby or thereby or otherwise referred to herein or therein;

(v)       since December 31, 2009, nothing shall have occurred (and no Lender shall have become aware of any facts or conditions not previously known) which any Lender shall determine has had, or could reasonably be expected to have, a Material Adverse Effect;

(vi)      no litigation by any entity (private or governmental) shall be pending or threatened with respect to any Credit Document or this Third Amendment, or which any Lender shall determine has had, or could reasonably be expected to have, a Material Adverse Effect;

(vii)     all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby and by the Commitment Letter and related Fee Letters each dated April 16, 2010 and entered into with the Borrower in connection with this Third Amendment, and payable to the Lenders and their respective Affiliates shall have been paid to the extent due;

(viii)    the Lenders shall have received (x) from Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Third Amendment Effective Date substantially in the form of Exhibit E to the Credit Agreement and otherwise reasonably satisfactory to the Lenders, (y) a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit J to the Credit Agreement and otherwise reasonably satisfactory to the Lenders and (z) certificates of insurance complying with the requirements of Section 8.03 of the Credit Agreement for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Lenders;

(ix)      there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided in the Credit Agreement;

(x)       the Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in clauses (ii), (iii), (iv), (v), (vi), (xiv) and (xv) of this Section II.7 have been satisfied on such date;

(xi)      the Administrative Agent shall have received true and correct copies of the December 31, 2009 historical consolidated financial statements and the Third

Amendment Projections referred to in Sections 7.05(a) and (d) of the Credit Agreement (as amended by this Third Amendment);

(xii)     the Administrative Agent shall have received a certificate from each Credit Party, dated the Third Amendment Effective Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer, the treasurer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, substantially in the form of Exhibit F to the Credit Agreement with appropriate insertions and changes, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party (but only to the extent that such charter documents have been amended or modified since the Second Amendment Effective Date or to the extent that any new Subsidiary has been formed since the Second Amendment Effective Date) and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Agents;

(xiii)    all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Third Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership, limited liability company or governmental authorities;

(xiv)    all representations and warranties herein and in the Credit Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be); and

(xv)     no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.

8.         The parties hereto agree that on the Third Amendment Effective Date the obligations of FHC, Inc. under each of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement shall be deemed to be terminated as of July 31, 2009.

9.         From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.

MAGELLAN HEALTH SERVICES, INC., as Borrower

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO MAGELLAN THIRD AMENDMENT]

ADVOCARE OF TENNESSEE, INC.
AGCA, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF LAFAYETTE, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF MASSACHUSETTS, INC.
CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.
CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC.
CHARTER HOSPITAL OF SANTA TERESA, INC.
CHARTER MEDICAL OF PUERTO RICO, INC.
CHARTER MOB OF CHARLOTTESVILLE, INC.
CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, INC.
CMG HEALTH, INC.
CONTINUUM BEHAVIORAL HEALTHCARE CORPORATION
FIRST HEALTH SERVICES CORPORATION
FIRST HEALTH SERVICES OF FLORIDA, INC.
FIRST HEALTH SERVICES OF MONTANA, INC.
GREEN SPRING HEALTH SERVICES, INC.
HUMAN AFFAIRS INTERNATIONAL OF PENNSYLVANIA, INC.
ICORE HEALTHCARE, LLC
MAGELLAN BEHAVIORAL HEALTH, INC.
MAGELLAN BEHAVIORAL OF MICHIGAN, INC.
MAGELLAN CAPITAL, INC.
MAGELLAN HEALTH SERVICES OF ARIZONA, INC.
MAGELLAN HEALTH SERVICES OF NEW MEXICO, INC.
MAGELLAN HRSC, INC.
MAGELLAN SUB CO. III, INC.
MBC OF AMERICA, INC.
MBH of PUERTO RICO, INC.
MERIT BEHAVIORAL CARE CORPORATION
MERIT BEHAVIORAL CARE OF MASSACHUSETTS, INC.

[SIGNATURE PAGE TO MAGELLAN THIRD AMENDMENT]

NATIONAL IMAGING ASSOCIATES, INC.
ONCORE HEALTHCARE, LLC
P.P.C., INC.
PERSONAL PERFORMANCE CONSULTANTS OF NEW YORK, INC.
PPC GROUP, INC.,
each as a Subsidiary Guarantor

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

MAGELLAN BEHAVIORAL HEALTH OF NEBRASKA, LLC
MAGELLAN CBHS HOLDINGS, LLC,
each as a Subsidiary Guarantor

By:	Magellan Behavioral Health, Inc. as its Sole Member

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

NATIONAL IMAGING ASSOCIATES OF PENNSYLVANIA, LLC,
as a Subsidiary Guarantor

By:	National Imaging Associates, Inc. as a Member

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

[SIGNATURE PAGE TO MAGELLAN THIRD AMENDMENT]

PREMIER HOLDINGS, LLC as a Subsidiary Guarantor

By:	AdvoCare of Tennessee, Inc, as its Sole Member

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

PROVIDER SYNERGIES, LLC as a Subsidiary Guarantor

By:	First Health Services Corporation as its Sole Member

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

[SIGNATURE PAGE TO MAGELLAN THIRD AMENDMENT]

MAGELLAN FINANCIAL CAPITAL INC., as a Subsidiary Guarantor

By:	/s/ Jonathan N. Rubin
	Name:	Jonathan N. Rubin
	Title:	Vice President

[SIGNATURE PAGE TO MAGELLAN THIRD AMENDMENT]

DEUTSCHE BANK AG NEW YORK BRANCH Individually and as Administrative Agent

By:	/s/ Douglas J. Weir
	Name:	Douglas J. Weir
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Signature page to Magellan Third Amendment

CITIBANK, N.A.

By:	/s/ Allen Fisher
	Name:	Allen Fisher
	Title:	Vice President

Signature page to Magellan Third Amendment

BANK OF AMERICA, N.A.

By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Vice President

Signature page to Magellan Third Amendment

Schedule V

See attached.

SUBSIDIARIES

NAME OF CORPORATION(1)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY
CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

AdvoCare of Tennessee, Inc.	X	293427	Green Spring Health Services, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046
AGCA, Inc.	X	747375	Merit Behavioral Care Corporation	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
Arizona Biodyne, Inc.		02006937	Merit Behavioral Care Corporation	Corp	100%	AZ	6950 Columbia Gateway Drive Columbia MD 21046	Regulated entity (stock can be pledged)
Charter Behavioral Health System of Lafayette, Inc.	X	33746720D	Magellan CBHS Holdings, LLC	Corp.	100%	LA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Behavioral Health System of Massachusetts, Inc.	X	043255904	Magellan CBHS Holdings, LLC	Corp.	100%	MA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Behavioral Health System of New Mexico, Inc.	X	1145010	Magellan CBHS Holdings, LLC	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Fairmount Behavioral Health System, Inc.	X	859556	Magellan CBHS Holdings, LLC	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
The Charter Heights Behavioral Health System Limited Partnership		2595104	Charter Behavioral Health System of New Mexico, Inc.	LP	67%	DE	6950 Columbia Gateway Drive, Columbia MD 21046	As per JV Agreement, limited partnership interest can be pledged.
Charter Hospital of Santa Teresa, Inc.	X	1232701	Magellan CBHS Holdings, LLC	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
Charter Medical of Puerto Rico, Inc.	X	n/a	Magellan CBHS Holdings, LLC	Corp.	100%	PR	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Subsidiary (65% of stock can be pledged)
Charter MOB of Charlottesville, Inc.	X	0294278-7	Magellan CBHS Holdings, LLC	Corp.	100%	VA	6950 Columbia Gateway Drive, Columbia MD 21046
Charter North Star Behavioral Health System, LLC		0315213	Magellan CBHS Holdings, LLC	LLC	57%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	As per JV Agreement, limited liability company interest can be pledged.
Charter Northridge Behavioral Health System, Inc.	X	0026964	Magellan CBHS Holdings, LLC	Corp.	100%	NC	6950 Columbia Gateway Drive, Columbia MD 21046
CMG Health, Inc.	X	D02185023	Merit Behavioral Care Corporation	Corp.	100%	MD	6950 Columbia Gateway Drive, Columbia MD 21046
Continuum Behavioral Healthcare Corporation	X	2420018	Merit Behavioral Care Corporation	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
FHC, Inc.			First Health Services Corporation	Corp.	100%	Canadian	4300 Cox Road, Glen Allen VA

(1)                    All entities are registered organizations. With regard to numbers listed in parenthesis after entity names: (2) = Foreign Insurance Company; (3) = Regulated entity; and (4) = Non-Profit Entity.

NAME OF CORPORATION(1)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY

CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

							23060
First Health Services Corporation	X		Magellan Behavioral Health, Inc.	Corp.	100%	VA	4300 Cox Road, Glen Allen VA 23060
First Health Services of Florida, Inc.	X		First Health Services Corporation	Corp.	100%	DE	4300 Cox Road, Glen Allen VA 23060
First Health Services of Montana, Inc.	X		First Health Services Corporation	Corp.	100%	DE	4300 Cox Road, Glen Allen VA 23060
Green Spring Health Services, Inc.	X	2329667	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Human Affairs International of California, Inc. (3)		C1594157	Magellan Behavioral Health, Inc.	Corp.	100%	CA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged)
Human Affairs International of Pennsylvania, Inc.	X	2735010	Magellan Behavioral Health, Inc.	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046
ICORE Healthcare, LLC	X	3617243	Green Spring Health Services, Inc.	LLC	100%	DE	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Care of Iowa, Inc. (3)		175503	Merit Behavioral Care Corporation	Corp.	100%	IA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Nebraska, LLC	X	1000799521	Magellan Behavioral Health, Inc.	LLC	100%	NE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Behavioral Health of Colorado, Inc.		20041307177	Magellan Behavioral Health, Inc.	Corp	100%	CO	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Health of Connecticut, LLC		0789504	Merit Behavioral Care of Massachusetts, Inc.	LLC	100%	CT	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Florida, Inc.		P04000158675	Magellan Behavioral Health, Inc.	Corp	100%	FL	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Behavioral Health of Nebraska, LLC	X		Magellan Behavioral Health, Inc.	LLC	100%	NE	6950 Columbia Gateway Drive Columbia MD 21046
Magellan Behavioral Health of New Jersey, LLC (3)		0600112563	Green Spring Health Services, Inc.	LLC	100%	NJ	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (limited liability company interest can be pledged)
Magellan Behavioral Health of Pennsylvania, Inc. (3)		2063574	Merit Behavioral Care Corporation	Corp.	100%	PA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Providers of Texas, Inc. (4)		0140587101	Merit Behavioral Care Corporation	Corp.	100%	TX	6950 Columbia Gateway Drive, Columbia MD 21046	Non-Profit Entity and Non-Stock Entity (no stock to be pledged)
Magellan Behavioral Health, Inc.	X	2870663	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Behavioral of Michigan,	X	341839	Green Spring Health Services, Inc.	Corp.	100%	MI	6950 Columbia Gateway Drive,

2

NAME OF CORPORATION(1)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY

CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

Inc.							Columbia MD 21046
Magellan Behavioral Health Systems, LLC (3)		636259-0160	Magellan Behavioral Health, Inc.	LLC	100%	UT	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (LLC interest can be pledged)
Magellan Capital, Inc.	X	2855183	Magellan Health Services, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan CBHS Holdings, LLC	X	2561362	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Financial Capital Inc.	X	C30767-2003	Magellan Health Services, Inc.	Corp.	100%	NV	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Health Services of Arizona, Inc.	X	1156264-7	Magellan Behavioral Health, Inc.	Corp	100%	AZ	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan HRSC, Inc.	X	686314	Merit Behavioral Care Corporation	Corp.	100%	OH	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Sub Co III, Inc.	X	P07000083835	Magellan Health Services, Inc.	Corp	100%	FL	6950 Columbia Gateway Drive, Columbia MD 21046
MBC of America, Inc.	X	2423978	Merit Behavioral Care Corporation	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Magellan Health Services of New Mexico, Inc.	X	1603315	Merit Behavioral Care Corporation	Corp.	100%	NM	6950 Columbia Gateway Drive, Columbia MD 21046
MBC of North Carolina, LLC (3)		0445791	Merit Behavioral Care Corporation	LLC	100%	NC	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (LLC interest can be pledged)
MBH of Puerto Rico, Inc.	X	n/a	Magellan Behavioral Health, Inc.	Corp.	100%	PR	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Subsidiary (65% of stock can be pledged)
Merit Behavioral Care Corporation	X	2329817	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Merit Behavioral Care of Massachusetts, Inc.	X	043109970	Merit Behavioral Care Corporation	Corp.	100%	MA	6950 Columbia Gateway Drive, Columbia MD 21046
Merit Health Insurance Company (3)		00612952 (DOI)	Merit Behavioral Care Corporation	Corp.	100%	IL	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Montana Community Partners, Inc. (4)		D087912	CMG Health, Inc.	Corp.	55%	MT	6950 Columbia Gateway Drive, Columbia MD 21046	Non-Profit Entity and Non-Stock Entity (no stock to be pledged)
Magellan Life Insurance Company (3)		0923695	Merit Health Insurance Company	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged — owned by non-guarantor)
National Imaging Associates, Inc.	X	2542112	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
National Imaging Associates of	X		National Imaging Associates, Inc.	LLC	100%	PA	6950 Columbia Gateway Drive

3

NAME OF CORPORATION(1)	CREDIT PARTY	ORG #	OWNER OF STOCK	TYPE OF ORG.	% OF OWNERSHIP	STATE OF INCORP	CORPORATE ADDRESS

BASIS FOR WHICH:
A) ANY WHOLLY-
OWNED SPECIFIED
SUBSIDIARY CANNOT
ENTER INTO ANY
CREDIT DOCUMENT OR
B) THE SHARES OF
CAPITAL STOCK OF ANY
DOMESTIC SUBSIDIARY

CANNOT BE PLEDGED
PURSUANT TO THE
PLEDGE AGREEMENT

Pennsylvania, LLC							Columbia MD 21046
National Imaging of CA, Inc.			National Imaging Associates, Inc.	Corp.	100%	CA	6950 Columbia Gateway Drive Columbia MD 21046
NIA IPA of New York, Inc.		n/a	National Imaging Associates, Inc.	Corp	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged)
Oncore Healthcare, LLC	X	4053997	ICORE Healthcare, LLC	LLC	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
P.P.C., Inc.	X	00225482	Magellan Behavioral Health, Inc.	Corp.	100%	MO	6950 Columbia Gateway Drive, Columbia MD 21046
Personal Performance Consultants of New York, Inc.	X	n/a	P.P.C., Inc.	Corp.	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046
Provider Synergies, LLC			First Health Services Corporation	LLC	100%	OH	4300 Cox Road, Glen Allen VA 23060
Plymouth Insurance Company, Ltd. (2)		n/a	Magellan CBHS Holdings, LLC	Corp.	100%	Bermuda	6950 Columbia Gateway Drive, Columbia MD 21046	Foreign Insurance Company (65% of stock can be pledged)
PPC Group, Inc.	X	2295110	Magellan Behavioral Health, Inc.	Corp.	100%	DE	6950 Columbia Gateway Drive, Columbia MD 21046
Premier Holdings, LLC.	X	314177	AdvoCare of Tennessee, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046
Premier Behavioral Systems of Tennessee, LLC		0312050	Premier Holdings, LLC	LLC	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Tennessee Behavioral Health, Inc. (3)		0303280	Magellan Behavioral Health, Inc.	Corp.	100%	TN	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
U.S. IPA Providers, Inc. (3)		n/a	AGCA, Inc.	Corp.	100%	NY	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock can be pledged)
Magellan Health Services of California, Inc. — Employer Services (3)		00692186	Green Spring Health Services, Inc.	Corp.	100%	CA	6950 Columbia Gateway Drive, Columbia MD 21046	Regulated entity (stock cannot be pledged)

4